EXHIBIT 10.9

CONSENT TO ASSIGNMENT

This Consent to Assignment (the “Consent”) is given as of this 7th day of August, 2006 by Blackhawk BioFuels, LLC (“Blackhawk Biofuels”).

RECITALS:  REG, LLC (f/k/a Renewable Energy Group, LLC) entered into an Agreement for Pre-Construction Services dated April 26, 2006 with Blackhawk Biofuels with respect to the construction of its biodiesel facility located in Freeport, Illinois (the “Agreement”).

REG, LLC, InterWest, L.C., and West Central Cooperative joined their forces to expand upon their biodiesel construction, management and marketing efforts by creating Renewable Energy Group, Inc. (“REG, Inc.”) on July 31, 2006.  In order to be continuing to fulfill the obligations under the Agreement, Renewable Energy Group, Inc. would desire to confirm Blackhawk Biofuels’ consent to an assignment of REG, LLC’s rights in the Agreement to REG, Inc.

Performance of the Agreement will continue under the same leadership and personnel, supported by the same strategic partners as were involved previously under REG, LLC.  By signature hereto, Renewable Energy Group, Inc. assumes and agrees to perform and discharge all obligations as set forth in the Agreement previously entered into by REG, LLC with Blackhawk Biofuels.

REG, LLC (f/k/a Renewable Energy Group, LLC)		RENEWABLE ENERGY GROUP, INC.

By	/s/ Nile Ramsbottom	By	/s/ Jeffrey Stroburg
	Nile Ramsbottom, President		Jeffrey Stroburg, CEO

CONSENT TO ASSIGNMENT

Blackhawk Biofuels, LLC hereby consents to the assignment of the Agreement to Renewable Energy Group, Inc.

BLACKHAWK BIOFUELS, LLC

By	/s/ Ronald Mapes	Chairman
(Title)